March  30,  2000

Ralston  Purina  Company
Checkerboard  Square
St.  Louis,  MO  63164-0001
Attention:     James  R.  Elsesser
          Chief  Financial  Officer

Energizer  Holdings,  Inc.
Checkerboard  Square
St.  Louis,  MO  63164-0001
Attention:     Daniel  Corbin
          Executive  Vice  President  -
          Finance  and  Control

Gentlemen:

     Reference is hereby made to the 5-Year Credit Agreement dated as of March 30, 2000 among Ralston Purina Company, a corporation organized under the laws of the State of Missouri (the "Ralston") as the initial borrower prior to the assignment to and assumption by Energizer Holdings, Inc., a corporation organized under the laws of the State of Missouri ("Borrower"), the financial institutions parties thereto as lenders, Bank One, NA, in its capacity as administrative agent, Bank of America, N.A., in its capacity as syndication agent, and Wachovia Bank, N.A., in its capacity as documentation agent (the "5-Year Credit Agreement"). Capitalized terms used herein and not defined herein shall have the meanings given to them in the 5-Year Credit Agreement.

     In connection with the consummation of the Transactions, Ralston has requested a term loan in the aggregate principal amount of $67,000,000 (the "Term Loan") which would be made in a single advance on March 30, 2000 and would mature on the date which is the earliest of (1) if the Spin-Off and Debt
Assumption have not occurred prior thereto, April 4, 2000; (2) the date of receipt by the Borrower or any of its Subsidiaries of proceeds from the initial funding under the Receivables Purchase Documents; and (3) April 14, 2000. Amounts repaid by Ralston or the Borrower with respect to the Term Loan may not be reborrowed.

     Bank One, NA (the "Lender") is pleased to agree to make such Term Loan to Ralston, to be assigned to and assumed by the Borrower pursuant to the Debt Assumption Agreement, subject to the terms and conditions of this letter.

          (a) The Term Loan will be evidenced and governed by the Lender's standard form of master note (the "Note"), a copy of which is attached hereto. The Term Loan shall bear interest at a rate equal to the Lender's corporate base rate of interest announced by the Lender from time to time minus 2.00%, changing
                                                           -----
when and as the corporate base rate changes, with interest payable on the Maturity Date, and on demand thereafter.

          (b) Interest and fees will be computed on the basis of actual days elapsed on a 365-day year basis.

          (c) Ralston will use the proceeds of the Term Loan for general corporate purposes.

          (d) Ralston and the Borrower will provide the Lender with each of the following before the Term Loan is funded: (i) an appropriate corporate resolution, (ii) an incumbency certificate, (iii) an opinion of counsel, (iv) an officer's certificate from the Borrower certifying that the Receivables Purchase Documents have been executed by all the parties thereto and all conditions to effectiveness thereof and the initial purchase thereunder have been met other than the consummation of the Spin-Off and (v) Ralston and the Borrower shall have executed the Debt Assumption Agreement.

          (e) The Lender shall have no obligation to make the Term Loan hereunder (and the Term Loan and all accrued and unpaid interest thereon, at the option of the Lender, may be declared immediately due and payable without notice) if: (i) there is any failure by Ralston or the Borrower to pay any principal, interest, fees, or other obligations when due under this letter, the Note, or any other agreement or arrangement with the Lender, (ii) there exists any default under the Note, or any violation or failure to comply with any provision of this letter or the Note and such default or failure shall continue unremedied for thirty (30) days after the earlier to occur of (a) the date on which written notice from the Lender is received by the Borrower of such breach and (b) the date on which a member of the Senior Management Team of the Borrower had knowledge of the existence of such breach or should have known of the existence of such breach, (iii) there occurs any material adverse change in the condition or results of operations of the Borrower and its Subsidiaries, taken as a whole, since the date of the quarterly financial statements most recently delivered to the Lender prior to the date of this letter, (iv) any litigation is pending or threatened against the Borrower or any Subsidiary which would reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole, or on the ability of Ralston or the Borrower to consummate the Transactions; (v) there is a material default under any agreement governing indebtedness of the Borrower or any Subsidiary which individually or together with such other indebtedness as to which any such failure or breach exists has an aggregate outstanding principal amount equal to or greater than $30,000,00,
(vi) any petition is filed by or against Ralston, the Borrower or any Material Subsidiary of the Borrower under the Federal Bankruptcy Code or similar state law, (vii) Ralston, the Borrower or any Material Subsidiary of the Borrower becomes insolvent, howsoever evidenced or (viii) other than as a result of the consummation of the Spin-Off, Ralston shall cease to own, directly or indirectly, all of the outstanding capital stock of the Borrower. The Lender may require a certificate of compliance with these conditions from the Borrower's Chief Financial Officer or Treasurer as a condition to making any loan hereunder.

     (f) From and after the Maturity Date, the Lender may make assignments and sell participations in the Term Loan, and may disclose information pertaining to the Borrower to prospective assignees and participants. Any such assignment may be made only with the Borrower's consent (which consent will not unreasonably be withheld).

     (g) The Lender and any other person or entity with an interest in the Note (a "Holder") shall hold all nonpublic information obtained in connection with this Letter Agreement and identified as such by the Borrower in accordance with such Holder's customary procedures for handling confidential information of this nature and in accordance with safe and sound commercial lending or investment practices and in any event may make disclosure reasonably required by a prospective Holder in connection with a contemplated participation or assignment permitted by the immediately prior paragraph or as required or requested by any governmental authority or any securities exchange or similar self-regulatory organization or representative thereof or pursuant to a regulatory examination or legal process and shall require any such prospective Holder to agree (and require any of its transferees to agree) to comply with the provisions hereof. In no event shall the Lender or any Holder be obligated or required to return any materials furnished by the Borrower; provided, however, each prospective Holder shall be required to agree that if it does not become a participant or assignee it shall return all materials furnished to it by or on behalf of the Borrower in connection with this Letter Agreement.

          (h) This letter agreement shall be effective as of the date of this letter when the Borrower has signed and returned to the Lender a copy of this letter.

          (i) THIS LETTER AND THE NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS. BOTH PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN THE EVENT THIS LETTER OR THE NOTE BECOMES THE SUBJECT OF A DISPUTE.

                         Very  truly  yours,

                         BANK  ONE,  NA
                         (Main  Office  Chicago)

                         By:  /s/  Bank  One,  N.A.

                         Title:

Accepted  and  agreed:

RALSTON  PURINA  COMPANY

By:   /s/  James  R.  Elsesser

Title:  Chief  Financial  Officer

ENERGIZER  HOLDINGS,  INC.



By:  /s/ Daniel E. Corbin, Jr.

Title: Executive Vice President, Finance and Control